                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

    Date of Report (Date of                          Commission File Number:
   earliest event reported):
       JANUARY 19, 2001                                     1-10210





                                  eGLOBE, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                       13-3486421
(State or other jurisdiction of                   (IRS Employer Identification
         incorporation)                                     Number)

                     1140 Connecticut Avenue, NW, Suite 801
                             Washington, D.C. 20036
               (Address of principal executive offices) (Zip Code)


               Registrant's telephone number, including area code:
                                 (202) 822-8981

          (Former name or former address, if changed since last report)
                        1250 24th Street, NW, Suite 725
                             Washington, D.C. 20037


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                                                                    eGlobe, Inc.
================================================================================

ITEM 4.  CHANGE IN CERTIFYING ACCOUNTANT
----------------------------------------

On January 19, 2001, BDO Seidman, LLP resigned as our independent public accountants.

We have been advised by BDO Seidman, LLP that for the year ended March 31, 1998, the nine months ended December 31, 1998, the year ended December 31, 1999, and the subsequent interim period through January 19, 2001, there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in their opinion on our financial statements to the subject matter of the disagreement.

The audit opinion of BDO Seidman, LLP on our most recent consolidated financial statements as of and for the period ending December 31, 1999 contained a statement that the potential redemption of our Series P and Q Convertible Preferred stock (discussed in Note 19 to our consolidated financial statements), coupled with the fact that we have suffered significant recurring losses from operations, have a net capital deficiency, have significant short-term cash commitments and do not presently have sufficient firm commitments from outside sources to finance our growth plan, combine to raise substantial doubt about our ability to continue as a going concern.

SIGNATURE
---------

Pursuant to the requirements of Section 13 of 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned, thereunto duly authorized.

                                          eGlobe, Inc.
                                          (Registrant)



Date: February  1, 2001                   By       /S/ David Skriloff
                                            ------------------------------------
                                                     David Skriloff
                                                 Chief Financial Officer


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February 1, 2001


Securities and Exchange Commission
450 Fifth Street NW
Washington, DC 20549

RE:  eGlobe, Inc.

Ladies and Gentlemen:

We have read, and agree with, the description of the resignation and other comments attributed to BDO Seidman, LLP set forth in Item 4 of Form 8-K/A dated February 1, 2001 of eGlobe, Inc.

Very truly yours,

/S/  BDO Seidman, LLP
---------------------
BDO Seidman, LLP